Exhibit 99.5

STOCK ORDER FORM

For Internal Use Only
BATCH #__________ ORDER #__________ CATEGORY # _________
REC'D________________________ O __________ C _________

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o xxxxxxx
[Address]
Call us toll-free,
at (xxx) xxx-xxx

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 3:00 p.m., Central Time, on ________. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Marathon Bank's office located at 500 Scott Street, Wausau, WI 54402. Hand delivered forms will only be accepted at this location. You may not deliver this form to our other Marathon Bank offices. Do not mail Stock Order Forms to Marathon Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Marathon Bancorp, Inc.**, in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Marathon Bank line of credit or HSA check may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from Marathon Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held and health savings accounts at Marathon Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Deposit Account Number	Withdrawal Amount(s)
	$ .00
	$ .00
Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

- **a.** ☐ Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on September 30, 2019.
- **b.** ☐ Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on December 8, 2020.
- **c.** ☐ Depositors of Marathon Bank at the close of business on __________.

Community Offering. If (a), (b) or above do not apply to the purchaser(s) listed in Section 9, check the ***first*** box that applies to this order:

- **d.** ☐ You are a resident of Marathon, Ozaukee, Milwaukee and Waukesha Counties.
- **e.** ☐ You are placing an order in the Community Offering, but (c) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT

Check if you are a Marathon Bancorp, Inc., or Marathon Bank:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***("Associate" and "Acting in Concert" defined on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act *(for reporting SSN, use minor's)*
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated__________ ☐ Other __________

FOR TRUSTEE/BROKER USE ONLY:
☐ IRA (SSN of Beneficial Owner) ____-____-____

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 3:00 p.m., Central Time, on ________, otherwise this form and all subscription rights will be void. ***(continued on reverse side of this form)***

➡ ORDER NOT VALID UNLESS SIGNED ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date	Signature (title, if applicable) Date

(over)

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a Person generally means: (1) any corporation or organization (other than Marathon Bank or a majority-owned subsidiary of Marathon Bank, Marathon Bancorp, Inc. or Marathon MHC) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; and (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (3) any relative by blood or marriage of such Person, or any relative by blood or marriage of such Person’s spouse, who has the same home as such Person or who is a Director or Officer of Marathon Bank, Marathon Bancorp, Inc. or Marathon MHC, or any of their subsidiaries. Acting in concert – The term “acting in concert” generally means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares”, for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Marathon Bancorp, Inc., this Stock Order Form may not be modified or canceled without Marathon Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $250,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Reorganization and the Prospectus dated . Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Stock Information Center at .. I further certify that, before subscribing for shares of the common stock of Marathon Bancorp, Inc., I received the Prospectus dated , and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Marathon Bancorp, Inc., in the “Risk Factors” section, beginning on page . Risks include, but are not limited to the following: Risks Related to Our Business 1. Risks Related to the Offering 1. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form .